EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

IMPSAT FIBER NETWORKS, INC.

(March 30, 2006)

ARTICLE I Offices

Section 1    Principal Office. The principal office of IMPSAT Fiber Networks, Inc. (the “Corporation”) and the name and address of its registered agent in the State of Delaware shall be as set forth in the Restated Certificate of Incorporation of the Corporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the “Certificate o£ Incorporation”).

Section 2    Other Offices. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 3    Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

ARTICLE II

Stockholders

Section 1    Time and Place of Meeting. Meetings of the stockholders shall be held at such times and at such places, within or without the State of Delaware, as shall be determined by the Board of Directors. If no designation of the place of meeting is so made, the place of meeting shall be the principal office of the Corporation.

Section 2    Annual Meetings. Annual meetings of stockholders, at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 3    Special Meetings. Except as otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the directors then serving (without giving effect to any vacancies (the “Whole Board”). Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

Section 4    Notice. Notice stating the place, day and hour of any stockholders’ meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be sent not less than ten (10) nor more than sixty (60) days before the date of the meeting, by any lawful means, by or at the direction of the Secretary or the officer or person calling the meeting, to each person entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the recipient at his or her address as it appears on the stock transfer books of the Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Article IV of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 5    Fixing Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders, such date in any case, unless otherwise required by applicable law, to be not more than sixty (60) days and, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 6    List of Stockholders. The officer or agent of the Corporation having charge of the stock transfer books for stocks of the Corporation shall make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of voting stocks held by, each, which list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list of transfer books or to vote at any meetings of stockholders.

Section 7    Nominations and Stockholder Business

(i)    Except as otherwise provided in the Certificate of Incorporation, to be properly brought before an annual meeting, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be either (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (y) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (z) otherwise brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in Section 5 of this Article II, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 7.

(ii)    For nominations or other business to be properly brought before an annual meeting by a stockholder under this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law (the “DGCL”). To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty-five (45) days nor more than one hundred (100) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, then notice by the stockholder to be timely must be delivered not later than the close of business ninety (90) days prior to the annual meeting or ten (10) days following the day on which the date of the meeting is publicly announced, whichever is later. Such stockholder’s notice must set forth: (x) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (y) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (II) the number of shares of the Corporation which are owned (beneficially or of record) by such stockholder and such beneficial owner, (III) a description of all arrangements or understandings between such stockholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder and of such beneficial owner in such business, and (IV) a representation that such stockholder or its agent or designee intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii)    Notwithstanding anything in this Section 7 to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least forty-five (45) days prior to the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section 7 will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business ten (10) days following the day on which such public announcement is first made by the Corporation.

(iv)    Only such business may be conducted at a special meeting of stockholders as has been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board of Directors or (y) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice required by this Section 7, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 7. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by this Section 7 is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than one hundred and twenty (120) days prior to such special meeting and not later than the close of business ninety (90) days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, whichever is later.

(v)    Except as otherwise provided in Article III or in the Certificate of Incorporation, only those persons who are nominated in accordance with the procedures set forth in this Section 7 will be eligible for election as directors at any meeting of stockholders. Only business brought before the meeting in accordance with the procedures set forth in this Section 7 may be conducted at a meeting of stockholders. The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective proposal shall be disregarded.

(vi)    For purposes of this Section 7, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(vii)    Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 may be deemed to remove (x) any obligation of stockholders to comply with the requirements of Rule 14a-8 under the Exchange Act with respect to proposals requested to be included in the Corporation’s proxy statement pursuant to said Rule l4a-8 or (y) any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 8    Quorum and Adjournment. The holders of a majority of the issued and outstanding stock and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided in the Certificate of Incorporation or the DGCL; provided, however, that, except as otherwise provided in the Certificate of Incorporation or the DGCL, in the case of a meeting of stockholders pertaining to a particular class of capital stock or as to any matter on which such class of stock is entitled to vote separately from any other class of stock, the holders of a majority of the issued and outstanding stock of such class, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any such meeting. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is constituted, the stockholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of stockholders as to leave less than a quorum.

Section 9    Voting. Except as otherwise provided in the Certificate of Incorporation, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided in the Certificate of Incorporation, the DGCL or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote shall be the act of the stockholders; provided, however, that, except as otherwise provided in the Certificate of Incorporation or the DGCL, when a quorum is present at any meeting of stockholders pertaining to a particular class of capital stock or as to any matter on which such class of stock is entitled to vote separately from any other class of stock, the vote of the holders of a majority of the issued and outstanding stock of such class present in person or represented by proxy, shall be the act of the stockholders of such class of stock. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for stock having voting power held by such stockholder, except to the extent that the voting rights of the stock of any class or classes are limited or denied by the Certificate of Incorporation or the DGCL. Except as otherwise provided in the Certificate of Incorporation, at each election for directors every stockholder shall be entitled to vote, in person or by proxy, the number of shares of stock owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote. Every proxy must be executed in writing (or in such manner prescribed by the DGCL) by the stockholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. Stock registered in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such provisions, as the board of directors of such corporation may determine. Stock held by an administrator, executor, guardian, or conservator may be voted by such trustee, either in person or by proxy without a transfer of such stock into his or her name. Stock standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote the stock held by him without a transfer of such stock into his or her name as trustee. Stock standing in the name of a receiver may be voted by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without being transferred into his or her name, if such authority is contained in an appropriate order of the court that appointed the receiver. A stockholder whose stock is pledged shall be entitled to vote such stock until the stock has been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total amount of outstanding stock at any given time.

Section 10    Inspectors of Election. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors of election (which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents, or representatives) to act at the meetings of stockholders and make a written report thereof, and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate so appointed shall be willing or able to serve, the chairman of the meeting shall appoint the necessary inspector of elections. Each inspector so appointed, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall: (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each; (b) determine the shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots; (c) count and tabulate all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots; and (f) do such other acts as are proper to conduct the election or vote with fairness to all stockholders. The date and time of the opening and closing of the polls for each matter upon which stockholders will vote at a meeting shall be announced at the meeting, and no ballots, proxies or votes, nor any revocations thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. No director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be stockholders.

Section 11    No Stockholder Action by Written Consent. Except as otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE III

Directors

Section 1    General. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number, tenure and qualifications of the directors shall be as set forth in the Certificate of Incorporation.

Section 2    Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3    Annual Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw in conjunction with and at the same place as the annual meeting of stockholders. In the event such meeting is not held at the time and place specified in the preceding sentence, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of notice signed by all the directors.

Section 4    Regular Meetings. Regular meetings of the Board of Directors shall be held without special notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 5    Special Meeting. Special meetings of the Board of Directors may be called by, or at the request of, the Chairman or Vice Chairman of the Board of Directors, or the President and shall be called by the Secretary on the written request of a majority of the incumbent directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

Section 6    Notice of Special Meetings. Notice of any special meetings shall be given at least forty-eight (48) hours in advance thereof if given either personally (including written notice delivered personally (including by telecopy), by electronic transmission or telephone notice), and at least one hundred twenty (120) hours in advance thereof if given by written notice mailed to each director at the address of his or her business or residence. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except for amendments to these Bylaws, as provided in Article IX hereof. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article IV of these Bylaws.

Section 7    Waiver of Notice. Any director may waive notice of any meeting, as provided in Article IV, Section 2, of these Bylaws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 8    Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed by Article III, Section 1, of these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the DGCL, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 9    Vacancies. Except as otherwise provided in the Certificate of Incorporation, and subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any vacancy occurring in the Board of Directors as a result of death, resignation, retirement, disqualification, removal from office or other cause, may be filled by the affirmative vote of a majority of the remaining directors at any meeting of the Board of Directors in which the remaining directors may constitute less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he or she has been elected expires and until such director’s successor shall have been duly elected and qualified. Except as otherwise provided in the Certificate of Incorporation, this Section 9 shall also apply to vacancies resulting from newly created directorships as a result of any increase in the authorized number of directors. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 10    Removal. Except as otherwise provided in the Certificate of Incorporation, and subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 11    Chairman of the Board. The Board of Directors may elect a Chairman of the Board to serve for a term as it may determine. The Chairman of the Board shall not be an officer of the Corporation and shall not have authority to sign or acknowledge in the name and on behalf of the Corporation contracts or other documents or instruments, except as contemplated by these bylaws, as specifically delegated by the Board of Directors from time to time or as required by applicable law, rule or regulation. The Chairman of the Board shall, when present, preside at all meetings of the stockholders and of the Board of Directors; shall have authority to call special meetings of the stockholders and of the Board of Directors; and shall have such other powers and duties as are expressly provided in these Bylaws. If the position of Chairman of the Board is vacant, a majority of directors present at any meeting of the Board of Directors or meeting of stockholders may select a director to serve as chairman for that meeting.

Section 12    Committees. The Board of Directors by resolution passed by a majority of the Whole Board may designate committees, each committee to consist of two or more directors and to be composed, so far as practical and subject to applicable law, in the same relative proportion as the Board of Directors (as to Category One, Category Two, Category Three and Category Four Directors) as set forth in the Certificate of Incorporation. Subject to applicable law, each committee shall have one director who shall be designated by resolution passed by a majority of the Whole Board as Chairman and shall preside at all meetings of such committee, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. At any meeting of the committee a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. Such committee or committees shall have such name or names as may be designated by the Board of Directors. All other such committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required and shall otherwise comply with the requirements of applicable law.

Section 13    Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee may, by resolution of the Board of Directors, be allowed like compensation of attending meetings.

Section 14    Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of a committee designated by the Board of Directors may be taken without a meeting if all the members of the Board of Directors or the committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form in the minutes are maintained in electronic form. Any such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 15    Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

Section 16    Presence at Meetings by Means of Communication Equipment. Members of the Board of Directors of the Corporation or any committee designated by the Board of

Directors may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV

Notices

Section 1    Form of Notice. Whenever under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, and no provision is made as to how such notice shall be given, such notice shall be given in writing, by mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books of the Corporation, provided, that such notice as is required to be given to any director also may be given either personally (including written notice delivered personally or telephone notice) or by telegram. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid.

Section 2    Waiver. Whenever any notice is required to be given to any director or stockholder of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

ARTICLE V

Officers

Section 1    General. The elected officers of the Corporation shall be a President and Chief Executive Officer, one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Secretary, a Chief Financial Officer and a Treasurer. The Board of Directors by resolution may also appoint one or more Assistant Secretaries, and such other officers and assistant officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any two or more offices may be held by the same person.

Section 2    Election. The Board of Directors shall elect and appoint the officers to fill the positions designated in Section 1 of this Article V. The Board of Directors may appoint such other officers and agents as it shall deem necessary and may determine the salaries, powers and duties of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. Except as set forth in the Certificate of Incorporation, any officer elected or appointed by the Board of Directors may be removed for or without cause, at any time by a majority vote of the Whole Board when in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointments of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 3    President and Chief Executive Officer. The President and Chief Executive Officer shall have active control of the operations and business or businesses of the Corporation, subordinate only to the Chairman of the Board and the Board of Directors. The President and Chief Executive Officer shall have authority to execute bonds, deeds, contracts in the name of the Corporation and to affix the corporate seal thereto; and, in general, to exercise all the power usually appertaining to the office of president of a corporation, except as otherwise provided in these Bylaws. The President and Chief Executive Officer shall perform such other duties and services as shall be assigned to or required of the President and Chief Executive Officer from time to time by the Board of Directors.

Section 4    Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents, shall perform all such duties and services as shall be assigned to or required of them from time to time by the Board of Directors or President.

Section 5    Secretary and Assistant Secretaries. The Secretary shall have charge of the seal of the Corporation and have authority to affix the same to any instrument requiring it, and when so affixed, it shall be attested by the Secretary’s signature or by the signature of an Assistant Secretary, which may be in facsimile. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. The Secretary shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation. Assistant Secretaries, in the order of their seniority unless otherwise determined by the Board of Directors, shall assist the Secretary, and in the absence, unavailability or disability of the Secretary, perform the duties and exercise the powers of the Secretary.

Section 6    Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall have active control of and shall be responsible for all matters pertaining to the finances of the Corporation. The Chief Financial Officer shall perform such other duties and services as shall be assigned to or required of the Chief Financial Officer from time to time by the Board of Directors and the President.

Section 7    Treasurer. The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall cause to be recorded a statement of all receipts and disbursements of the Corporation in order that proper entries may be made in the books of account. The Treasurer shall have the power to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange, or other commercial paper payable to the Corporation, and to give proper receipts or discharges for payments to the Corporation.

Section 8    Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

ARTICLE VI

Certificates Representing Stock

Section 1    Form of Certificates. The Corporation shall deliver certificates representing all stock to which stockholders are entitled. Certificates representing stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the name of the registered holder; the number, class of stock and the designation of the series, if any, which said certificate represents; and either the par value of the stocks or statement that the stock is without par value. Each certificate shall also set forth on the back thereof, a full or summary statement of matters required by the DGCL or the Certificate of Incorporation to be described on certificates representing the stock and shall contain a statement on the face thereof referring to the matters set forth on the back thereof. Certificates shall be signed by the Chairman of the Board, the President or any Vice President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation’s officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may be adopted, nevertheless, by the Corporation and issued and delivered as though the person or persons who or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2    Restrictions on Transferability of Stock. In the event any restriction on the transfer or registration of the transfer of stock shall be imposed or agreed to by the Corporation, as permitted by law, each certificate representing stock so restricted shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or shall conspicuously state on the face or back of the certificate that such restriction exists pursuant to a specified document and that the Corporation will furnish to the holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document.

Section 3    Lost Certificates. The Corporation may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate or certificates, the officers of the Corporation, in their discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such form, in such sum, and with such surety or sureties as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4    Transfer of Shares. Stock shall be transferable on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney. Subject to applicable law, any restrictions on transfer set forth in the Certificate of Incorporation, these Bylaws or any agreement among stockholders to which the Corporation is a party or has notice, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5    Registered Stockholders. The Corporation shall be entitled to recognize the holder of record of any stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

Indemnification of Directors and Officers

Section 1    Indemnification.

(A)    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), every person (a “Covered Person”) who was or is a party or is or was threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or, is or was serving at the request of the Corporation as a director or officer, employee, general partner, agent or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as director, officer, employee, or agent, against all liability, loss and expenses (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974), reasonably incurred or suffered by such Covered Person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (B) of this Article VII, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

(B)    The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by the DGCL, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should ultimately be determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within 30 days after a written claim therefor by a Covered Person has been received by the Corporation, the Covered Person may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(C)    To obtain indemnification under this Bylaw, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification. Upon written request by a Covered Person for indemnification pursuant to the first sentence of this paragraph (C), a determination, if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made as follows: (1) if requested by the Covered Person, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the Covered Person for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Covered Person, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the Covered Person, the Independent Counsel shall be selected by the Board of Directors with the consent of the Covered Person (which shall not be unreasonably withheld). If it is so determined that the Covered Person is entitled to indemnification, payment to the Covered Person shall be made within 10 days after such determination. If a determination shall have been made pursuant to this paragraph (C) that the Covered Person is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (B) of this Bylaw. For purposes of this Bylaw, (x) “Disinterested Director’ means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Covered Person, and (y)

“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the Covered Person in an action to determine the Covered Person’s rights under this Bylaw.

(D)    The right of indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VII shall not be deemed exclusive of any other rights to which any Covered Person may be entitled under any statute, charter provision, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(E)    Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

(F)    The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employer, general partner, agent or trustee of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

Section 2    Insurance.

(A)    The Corporation may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against such person or incurred by or on behalf of such person in such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or under Section 145 of the DGCL as it may then be in effect. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation or the Covered Person under this Article VII and the adoption of this Article VII by the Corporation shall not in any way limit or affect the rights and obligations of the Corporation or of the other party or parties thereto under any such policy or agreement of insurance.

(B)    If the Covered Person shall receive payment from any insurance carrier or from the plaintiff in any action against such person in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Corporation pursuant to this Article VII, the Covered Person shall promptly reimburse the Corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation to such person exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or coinsurance payments, shall not be deemed to be payments to the Covered Person hereunder. In addition, upon payment of indemnified amounts under this Article VII, the Corporation shall be subrogated to the Covered Person’s rights against any insurance carrier in respect of such indemnified amounts and such Covered Person shall execute and deliver any and all instruments and documents and perform any and all other acts and deeds which the Corporation deems necessary or advisable to secure such rights. A Covered Person shall do nothing to prejudice such rights of recovery or subrogation.

Section 3    Witness Expenses. Upon the Covered Person’s written request, the Corporation shall pay (in advance or otherwise) or reimburse any and all expenses reasonably incurred by such person in connection with his or her appearances as a witness in any action at a time when he or she has not been formally named a defendant or respondent to such an action.

Section 4    Contribution.

(A)    Subject to the provisions of Section 2 of this Article VII, if the indemnity provided for in Section 1 of this Article VII is unavailable to any Covered Person for any reason whatsoever, the Corporation, in lieu of indemnifying such person, shall contribute to the amount reasonably incurred by or on behalf of such person, whether for judgments, fees, penalties, amounts incurred in settlement or for expenses in connection with any action, no matter by whom brought, in such proportion as deemed fair and reasonable by the court before which such action was brought, taking into account all of the circumstances of such action, in order to reflect (i) the relative benefits received by the Corporation and such Covered Person as a result of the event or transaction giving cause to such action; and (ii) the relative fault of the Corporation (and its other directors, officers, employees and agents) and such Covered Person in connection with such event or transaction.

(B)    No Covered Person shall be entitled to any contribution from the Corporation under this Section 4 if it is determined by the court before which such action was brought, that such person engaged in criminal, fraudulent or intentional misconduct in the performance of his or her duty to the Corporation.

(C)    The Corporation’s payment of, and any Covered Person’s right to, contribution under this Section 4 shall be made and determined in accordance with Section 1 of this Article VII relating to the Corporation’s payment of, and such person’s right to, indemnification.

Section 5    Severability. If any provision of this Article VII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VII contravene public policy, this Article VII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid and inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended or limited, but only to the extent necessary to render the same valid and enforceable, and the Corporation shall indemnify the Covered Person as to expenses, judgments, fines and amounts incurred in settlement with respect to any action, no matter by whom brought, to the full extent permitted by any applicable provision of this Article VII that shall not have been invalidated and to the full extent otherwise permitted by the DGCL as it may then be in effect.

Section 6    Amendment and Modification. This Article VII may not be altered, amended or repealed without the affirmative vote of a majority of the stockholders of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that such stockholder authorization shall not be required in the event such alteration or amendment:

(A)    is made in order to conform to any amendment or revision of the DGCL which expands an executive’s rights to indemnification thereunder or is otherwise beneficial to the executive, or

(B)    in the sole judgment and discretion of the Whole Board, does not adversely affect the rights and protection of the stockholders of the Corporation.

ARTICLE VIII

General Provisions

Section 1    Dividends. Dividends upon the outstanding stock of the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and any agreements or obligations of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in stock of the Corporation, provided that all such declarations and payment of dividends shall be in strict compliance with all applicable laws and the Certificate of Incorporation.

Section 2    Reserves. There may be created by resolution of the Board of Directors such reserve or reserves as the Board of Directors from time to time, in its absolute discretion, deems proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other proper purposes as the Board of Directors shall deem beneficial to the Corporation, and the Board of Directors may modify or abolish any reserve in the same manner in which it was created.

Section 3    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4    Seal. The Corporation shall have a seal which may be used by causing it or a facsimile thereof to be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by its proper officers.

Section 5    Annual Statement. The Board of Directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 6    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.

Section 7    Voting Securities Owned by Corporation. Voting securities in any other corporation held by this Corporation shall be voted by the President or any Vice President, unless the Board of Directors confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies with the general power of substitution.

Section 8    Resignation. Any director, officer, employee or agent of the Corporation may resign by giving written notice to the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 9    Restated Certificate of Incorporation. Notwithstanding anything to the contrary herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

Section 10    Board of Directors; Directors. The terms “Board of Directors” and “directors” shall have the same meaning as set forth in the Certificate of Incorporation.

Section 11    Initial Holders of Senior Series A Notes. These Bylaws shall apply to “Initial Senior Series A Noteholders” (as defined in the Certificate of Incorporation) to the extent necessary to give effect to the right of such holders, pursuant to and in accordance with the provisions of the Certificate of Incorporation, to elect or remove “Category Two Directors” (as defined in the Certificate of Incorporation), but only for as long as such holders shall continue to have such right.

ARTICLE IX

Amendments To Bylaws

Except as set forth in the Certificate of Incorporation, these Bylaws may be altered, amended, modified or repealed, or new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting.